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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRIMORIS SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2300 N. Field Street, Suite 1900
Dallas, Texas 75201
www.prim.com

Dear Stockholder:

        On behalf of the Board of Directors, I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation (Nasdaq:PRIM), to be held on Friday, May 1, 2020, at 9:00 a.m., Central Time, in the Gourmet II Room at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201. We are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event that we provide any alternative arrangements, which may include webcasting the meeting or providing dial-in access to listen to the meeting remotely or holding the meeting solely by means of remote communication, we will announce the alternative arrangements as promptly as practicable. Please monitor our company website at www.prim.com for updated information. As always, we encourage you to vote your shares prior to the annual meeting.

        During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2020 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials and the Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended December 31, 2019, a copy of which is included with the Notice and the Proxy Statement.

        Please participate in our Annual Meeting of Stockholders by signing, dating and promptly mailing your enclosed proxy card to ensure the presence of a quorum. Your vote is important, whether or not you plan to attend. I hope you will ensure that your shares are represented and voted by completing and returning the enclosed proxy card. If you plan to attend the Annual Meeting of Stockholders, you will have the right to revoke your proxy and vote in person if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

        As I write this letter, the coronavirus continues to impact our daily business. Our focus is to ensure we meet customer needs while doing our part to keep our customers, employees and our communities safe. We have established an Executive Oversite Team that meets regularly to proactively address the health and safety of our employees and the risk of further spread of the virus. In addition, we have enhanced our cleaning procedures at our facilities and encouraged employees who feel ill or are defined as "high risk" to work remotely from home, among other measures.

        Thank you for your ongoing support of and continued interest in Primoris Services Corporation.

Sincerely,

David L. King
 Chairman of the Board

2300 N. Field Street, Suite 1900 Dallas, Texas 75201
www.prim.com

NOTICE OF THE
2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 1, 2020

March 26, 2020

To our Stockholders:

        The 2020 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation, will be held on Friday, May 1, 2020, at 9:00 a.m., Central Time, in the Gourmet II Room at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201. We are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event that we provide any alternative arrangements, which may include webcasting the meeting or providing dial-in access to listen to the meeting remotely or holding the meeting solely by means of remote communication, we will announce the alternative arrangements as promptly as practicable. Please monitor our company website at www.prim.com for updated information.

        Only stockholders that owned shares of our common stock at the close of business on March 20, 2020 are entitled to vote at the Annual Meeting. A list of our stockholders will be made available at our principal executive offices at 2300 N. Field Street, Suite 1900, Dallas, Texas 75201 during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

        At the Annual Meeting, we will consider the following proposals, which are described in detail in the accompanying Proxy Statement:

  1.
  to elect six directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2021 or until a successor is elected and qualified;

  2.
  to provide a non-binding advisory vote approving the Company's executive compensation program;

  3.
  to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  4.
  to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

        PLEASE VOTE PROMPTLY—YOUR PROXY IS REVOCABLE AND YOU MAY VOTE IN PERSON AT THE MEETING IF YOU WISH.

        References to "Primoris", the "Company", "we", "us" or "our" in this Notice and the accompanying Proxy Statement refer to Primoris Services Corporation and its subsidiaries and affiliates, unless otherwise indicated.

By Order of the Board of Directors,

John M. Perisich
 Executive Vice President, Chief Legal Officer and Secretary

2300 N. Field Street, Suite 1900
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT

2300 N. Field Street, Suite 1900
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT
FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2020

        This Proxy Statement, being mailed and made available electronically (on our Company website at www.prim.com) to stockholders on or about March 26, 2020, is being sent to you by the Board of Directors (the "Board") of Primoris Services Corporation in connection with our 2019 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will take place at 9:00 a.m. Central Time, on Friday, May 1, 2020, in the Gourmet II Room at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201. We are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event that we provide any alternative arrangements, which may include webcasting the meeting or providing dial-in access to listen to the meeting remotely or holding the meeting solely by means of remote communication, we will announce the alternative arrangements as promptly as practicable. Please monitor our company website at www.prim.com for updated information. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purpose of the Annual Meeting

        At the Annual Meeting, our stockholders will vote to elect six directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2021, or until a successor is elected and qualified, will vote on an advisory, non-binding basis, on the Company's executive compensation program, and will vote to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. In addition, management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from stockholders.

Materials provided

        The Board is sending you this Proxy Statement and the enclosed proxy card in order to solicit your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this Proxy Statement.

Annual Meeting attendance

        All stockholders as of March 20, 2020 (the "Record Date"), or their duly appointed proxies, may attend the Annual Meeting. You may need to bring personal identification. Gaining admission to the Annual Meeting depends on how your stock ownership is recorded with our transfer agent, Continental Stock Transfer & Trust Company (the "Transfer Agent"). If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered directly in your name with our Transfer Agent, all you need is proof of identity; no proof of ownership is needed.

Voting at the Annual Meeting

        Holders of our common stock ("Common Stock") as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 48,254,575 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.

Quorum requirement

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum.

Stockholder of record & beneficial owner

        All stockholders are invited to attend the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

        If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Voting in person at the Annual Meeting—You may vote in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Voting without attending the Annual Meeting—Please complete and properly sign and date the accompanying proxy card and return it to the Transfer Agent in the accompanying pre-addressed envelope.

        Changing your vote after returning your proxy card—You can revoke your proxy before it is exercised at the meeting by:

  •
  delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting;

  •
  executing and delivering a later dated proxy card to our Secretary; or

  •
  attending and voting by ballot in person at the Annual Meeting.

  Beneficial Owner of Shares

        If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the stockholder of record. As the beneficial owner, you have the right to direct the stockholder of record how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for your use.

        Voting without attending the Annual Meeting—Please follow the instructions provided by your broker, bank or nominee. You may vote by mail by completing, signing and dating the voting instruction card provided by your broker, bank or nominee and mailing the card to such entities in the accompanying pre-addressed envelopes.

        Changing your vote after returning your proxy card—You may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting in person by following the instructions in the next section below.

        Voting in person at the Annual Meeting—You may vote in person at the Annual Meeting by obtaining a signed "legal proxy" from the record holder (e.g., your broker, bank or nominee) prior to the meeting. Please bring your signed "legal proxy" and proof of identification to the meeting.

Required votes to approve each item

        Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. All matters require the existence of a quorum at the Annual Meeting. All proposals require an affirmative vote of the majority of shares represented in person or by proxy, other than the election of Directors, which is determined by plurality voting. The individual receiving the largest number of votes for each position will be elected.

        In voting on Proposal 1, the election of Directors, you may vote "FOR" the nominee or your vote may be "WITHHELD" with respect to the nominee. In voting on any other proposal, you may vote "FOR", "AGAINST", or "ABSTAIN" with respect to the proposal. A properly executed proxy marked "ABSTAIN" with respect to any other proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention on any other proposal will have the effect of a negative vote on that matter. If you are a beneficial owner, shares represented by broker non-votes (when the broker indicates they do not have their customer's direction on how to vote, nor has discretionary authority on how to vote) will be counted in determining whether there is a quorum but will not be counted as votes cast on any proposal where the broker indicated they do not have discretionary voting authority.

Inspector of elections

        Our Executive Vice President, Chief Legal Officer and Secretary, John M. Perisich, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

Voting results of the Annual Meeting

        We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on a Form 8-K filing with the Securities and Exchange Commission ("SEC") within four business days of the Annual Meeting.

Board recommendations

        The Board recommends a vote:

  •
  FOR Proposal No. 1 to elect each of the six director nominees to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2021 or until a successor is elected and qualified.

  •
  FOR Proposal No. 2, the non-binding, advisory vote approving the Company's executive compensation program.

  •
  FOR Proposal No. 3 to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

        Unless you give other instructions on your proxy card, the individual(s) named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

Expense of soliciting proxies

        We will pay the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed-up by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation for such proxy solicitation activity or by a proxy solicitation firm. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.

Information about Primoris Services Corporation

        We maintain a corporate website at www.prim.com. Visitors to the Investor Relations section of our website can view and print copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K. Copies of the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Conduct, as well as our Sustainability Report are also available through our website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company's headquarters. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this Proxy Statement.

Documents not incorporated by reference

        The Audit Committee Report and the Compensation Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that we specifically, and in writing, incorporate such information by reference.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

General Information

        We currently have a classified Board consisting of eight members. Our Directors have historically been divided into three classes (Class A, Class B and Class C). Previously, directors in each class have been elected to serve for three-year terms that expire in successive years. In 2018 Primoris stockholders voted to approve the Company's proposal to declassify the Board. As the Board implements the declassification, directors elected at the Annual Meeting will serve a one-year term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

        The terms of the two directors formerly in Class B of the Board expired at the 2019 Annual Meeting, and they were re-elected to serve for terms ending at the 2020 Annual Meeting. The terms of the three directors in Class C of the Board expire at the 2020 Annual Meeting. The terms of the Class A directors whose terms do not expire at this Annual Meeting are not affected, and those directors will continue to serve the remainder of their three-year terms for which they were elected, which terms will expire at the 2021 annual meetings of stockholders, as applicable. The Board will be fully declassified by the 2021 annual meeting of the stockholders, with each director serving a one-year term. Six of our Directors are independent Directors as determined under Nasdaq listing rules.

        The Board of Directors' Nominating and Corporate Governance Committee recommended to the Board the nomination of each of the director nominees, for election as directors for one-year terms expiring at the 2021 Annual Meeting, or until their successors are elected and qualified or their earlier death, resignation or removal. These recommendations were adopted unanimously by the Board. If the nominees become unavailable for any reason, or if any vacancy occurs before the election at the 2020 Annual Meeting (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.

        Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a quorum is present and entitled to vote on the election of directors, the nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2021 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UPON THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

Information Regarding Directors and Director Nominees

        The following table sets forth information regarding our current Directors, including the Director nominees up for election at the Annual Meeting. There are no family relationships among any Directors, nominees or named executive officers of the Company. To our knowledge, there are no material proceedings to which any Director or executive officer is a party adverse to the Company or has a material interest adverse to the Company.

Name	Position with our Company	Age	Director Since
Current term expiring at the 2020 Annual Meeting (former Class B directors) and are renominated for term ending at the 2021 Annual Meeting:
Stephen C. Cook	Independent Lead Director	70	2008
Carla S. Mashinski	Independent Director	57	2019
Current term expiring at the 2020 Annual Meeting (current Class C directors) and are renominated for term ending at the 2021 Annual Meeting:
David L. King	Director and Chairman of the Board	67	2015
John P. Schauerman	Independent Director	63	2016
Robert A. Tinstman	Independent Director	73	2009
Current term expiring at the 2020 Annual Meeting (recently appointed director) and is nominated for term ending at the 2021 Annual Meeting:
Thomas E. McCormick	Director, President and Chief Executive Officer	57	2019
Class A Directors whose term will expire at the 2021 Annual Meeting:
Peter C. Brown	Independent Director	76	2009
Thomas E. Tucker	Independent Director	77	2008

        The person named in the enclosed proxy card will vote to elect each of the Director nominees as directors, unless you withhold this authority to vote for the election of any or all of the nominees by marking the proxy to that effect.

Director Biographies and Special Skills

Directors with Term Expiring at the 2020 Annual Meeting (former Class B directors)

        STEPHEN C. COOK has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. Since 1990 he has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm focused primarily on corporate merger and acquisition advisory services. He has over 45 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a director of the firm. Mr. Cook received an A.B. in Economics from Princeton University and an M.B.A. from Harvard Business School. Mr. Cook also serves on the board of Alzeca Biosciences, Inc., Solid Surface Care, Inc. and BTU Research LLC, all privately held companies.

        We believe that Mr. Cook's qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the Nasdaq rules for independence and is therefore an independent Director.

        CARLA S. MASHINSKI was appointed a Director on March 25, 2019. Since July 2015, Ms. Mashinski has served as Chief Financial Officer of Cameron LNG, a natural gas liquefaction terminal near the Gulf of Mexico, a position she has held since July 2015; effective February 2017, her title was expanded to Chief Financial and Administrative Officer. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. From 2008 to 2014, Ms. Mashinski was employed by SBM Offshore, Inc., a provider of leased floating production systems for the offshore energy industry, serving as Vice President of Finance and Administration, U.S. Chief Financial Officer from 2008 to February 2014, and as Commercial and Contracts Manager from February to August 2014. She served as Vice President and Chief Accounting Officer and Controller of Gulfmark Offshore from 2004 to 2008. Prior to that, Ms. Mashinski held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) or its affiliated companies. Ms. Mashinski is a certified public accountant, certified management accountant, and a certified project management professional with a B.S. degree in accounting from the University of Tennessee, Knoxville and an Executive M.B.A. from the University of Texas, Dallas.

        Ms. Mashinski currently serves on the board of Unit Corporation (NYSE:UNT), a U.S. based energy company engaged in oil and gas exploration and production, contract drilling, and gas gathering and processing. She is chair of the compensation committee and sits on the audit committee. Ms. Mashinski also serves on the board of CARBO Ceramics (OTCQB:CRRT), a global technology company that provides products and services to the oil & gas and industrial markets, and sits on their compensation, audit, and nominating and corporate governance committees.

        We believe that Ms. Mashinski's qualification to serve on our Board include her experience as a director of various public companies, her accounting and financial expertise as a certified public accountant, certified management accountant, and project management professional, her executive level experience with corporate financial, human resources, and information management activities, and her industry experience in strategic planning, risk management, compensation, mergers and acquisitions, joint ventures, and financial leadership. The Board has determined that Ms. Mashinski meets the Nasdaq rules for independence and is therefore an independent Director.

Directors with Term Expiring at the 2020 Annual Meeting (current Class C directors)

        DAVID L. KING has served as our Chairman since May 2019 and as one of our Directors since May 2015. He also holds the non-employee position of Strategic Advisor. He served as our Chief Executive Officer from August 2015 until November 2019, and also served as our President from August 2015 until April 2019. Prior to that, Mr. King was our Executive Vice President, Chief Operating Officer since March 2014. Prior to joining Primoris, Mr. King spent several years at Chicago Bridge & Iron ("CB&I"), a large NYSE listed construction company that was acquired by McDermott International, most recently as President of Lummus Engineered Products from 2013 to March 2014. From 2010 to 2013 he was President of CB&I Project Engineering & Construction based in The Hague, Netherlands responsible for worldwide operations. From 2009 to 2010 he was Group Vice President for Downstream Operations for CB&I Lummus located in The Woodlands, Texas. Mr. King also managed and helped establish the Global Services Group for CB&I in 2008. He has extensive Engineering, Procurement, Fabrication and Construction industry experience in energy-related projects, liquefied natural gas, offshore, pipelines, refining, petrochemicals, gas processing, oil sands, synthesis gas and gas-to-liquids. Mr. King received his bachelor's degree in Mechanical Engineering from Texas

Tech University, an MBA from the University of Texas, Tyler, and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.

        Mr. King has a wealth of knowledge and experience in the industry and our business and has an in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. King is well qualified to serve on our Board.

        JOHN P. SCHAUERMAN was appointed a Director on November 15, 2016. He served as the Company's Executive Vice President of Corporate Development from February 2009 to December 2012, and was responsible for developing and integrating Primoris' overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as our Chief Financial Officer from February 2008 to February 2009. He also served as a director of the Company from July 2008 to May 3, 2013 and as a director of its predecessor entity, ARB, Inc. ("ARB") from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as the Company's Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.). Mr. Schauerman served on the Boards of Directors of MYR Group (Nasdaq: MYRG) from March 2016 through November 2016; Harmony Merger Corp. (Nasdaq:HRMNU), a blank check investment company, from March 2015 through July 2017, Allegro Merger Corp (Nasdaq:ALGR), a blank check investment company from July 2018 through present, and Wedbush Securities, Inc., a leading financial services and investment firm, from August 2014 through February 2018. Mr. Schauerman is a member of the Dean's Executive Board of the UCLA School of Engineering. Mr. Schauerman holds an MBA in Finance from Columbia University, New York, and a B.S. in Electrical Engineering from the University of California, Los Angeles.

        We believe that Mr. Schauerman's qualifications to serve on our Board include his experience as a director of various public companies, his experience as chief financial officer of a construction company, his wealth of knowledge of business systems and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding and knowledge of public company rules and regulations. The Board determined that Mr. Schauerman meets the Nasdaq rules for independence and is therefore an independent Director.

        ROBERT A. TINSTMAN was appointed a Director on December 18, 2009. Mr. Tinstman was employed by Morrison Knudsen from 1974 to 1999 and served as its President/Chief Executive Officer for the period 1995 to 1999. Mr. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007. Mr. Tinstman is a registered Professional Engineer in the state of Idaho. He graduated from University of Wisconsin, Platteville, with a B.S., Mining Engineering in 1968.

        Mr. Tinstman was a director on the following public company boards: IDA CORP, Inc. (NYSE: IDA), where he was chairman of the board and chairman of the nominating and governance committee and Westmoreland Coal Company (OTCMKTS: WLBAQ) where he was a member of the nominating and governance committee, chairman of the compensation committee, and chairman of the operations committee.

        We believe that Mr. Tinstman's qualifications to serve on our Board include his experience as President and Chief Executive Officer of one of the largest construction companies in the United States, as well as his wealth of knowledge of business systems and construction operations. The Board determined that Mr. Tinstman meets the Nasdaq rules for independence and is therefore an independent Director.

Director with Term Expiring at the 2020 Annual Meeting (recently appointed director)

        THOMAS E. MCCORMICK has served as our President and Chief Executive Officer since November 2019 and has served as one of our Directors since August 2019. Mr. McCormick directs and manages day-to-day operations of the Company. He is responsible for providing strategic leadership for the Company by working with the board of directors and the executive management team to establish long-range goals, strategies, plans and policies. He previously served as President of the Company since April 2019 and as our Executive Vice President, Chief Operating Officer from April 2016. Prior to joining the Company, Mr. McCormick held a variety of executive positions with Chicago Bridge & Iron Company since 2007. Such positions included President—Oil & Gas, Senior Vice President—Gas Processing & Oil Sands, Global Vice President—Downstream Operations, and Vice President Operations. Prior to 2007, Mr. McCormick worked for more than 17 years at BE&K Engineering & Construction on a variety of heavy industrial projects. Mr. McCormick has a Bachelor of Science degree in Civil Engineering from Florida State University and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.

        Mr. McCormick has extensive knowledge and experience in our industry and our business and has obtained an in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. McCormick is well qualified to serve on our Board

Directors with Term Expiring at the 2021 Annual Meeting (Class A directors)

        PETER C. BROWN joined our Board on February 6, 2009. From 1974 to 2005, he served as President at Brown Armstrong Accountancy Corporation, a regional provider of tax, audit, consulting and business services headquartered in Bakersfield, California and he is a retired partner. Mr. Brown received a B.S. in Accounting from the University of Arizona. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

        We believe that Mr. Brown's qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his background in tax regulations, experience in preparing, auditing and analyzing financials statements, and his understanding of the responsibilities and functions of audit committees. The Board determined that Mr. Brown meets the Nasdaq rules for independence and is therefore an independent Director.

        THOMAS E. TUCKER has served as one of our Directors since July 2008. He is currently Chairman of Pennhill Land Company, a real estate development and investment company, where he has worked since he founded the company in 1983. He served as a board member of RSI Holding Corporation, a privately held national manufacturer of cabinets for homes, from 2002 to November 2008. Prior to that, he served as an advisory board member of ORCO Block Company, a Southern California manufacturer of block products, and Gemini Investors, a Boston based Investment Capital firm. Mr. Tucker received a B.S. in Business from the University of Southern California.

        We believe that Mr. Tucker's experience as a founder and executive officer of a large real estate development company, his expertise in the real estate development business and his directorships of large companies qualify him to serve on our Board. The Board determined that Mr. Tucker meets the Nasdaq rules for independence and is therefore an independent Director.

PROPOSAL 2—TO PROVIDE A NON-BINDING ADVISORY VOTE APPROVING THE COMPANY'S
EXECUTIVE COMPENSATION PROGRAM
(Item 2 on Proxy Card)

        At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company's named executive officers.

        We believe that our compensation policies and procedures are competitive and strongly aligned with the long-term interest of our stockholders. This advisory stockholder vote, commonly known as "Say-on-Pay", gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

        "Resolved, that the stockholders approve the compensation of the Company's named executive officers as disclosed in the Company's 2020 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussions)."

        The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading "Compensation Discussion and Analysis" in this proxy statement. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

        Stockholders are encouraged to carefully review the "EXECUTIVE COMPENSATION" section of this proxy statement for a detailed discussion of the Company's executive compensation program.

        Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE NON-BINDING ADVISORY PROPOSAL ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3 on Proxy Card)

        We are asking the stockholders to ratify the Audit Committee's selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board ("PCAOB"), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

        A Moss Adams LLP representative is expected to attend the 2020 Annual Meeting of the Stockholders. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate stockholder questions.

        The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2020.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

CORPORATE GOVERNANCE

        We believe that effective corporate governance is an important element of our long-term success and ability to create value for our stockholders. Our Board periodically reviews our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of Nasdaq. Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility and promote a culture of honesty and integrity.

        Charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Investor Relations section of our website at www.prim.com, and copies are available free of charge upon request to our Secretary at Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201.

Board Independence

        The listing standards of Nasdaq require that companies have a board of directors with at least a majority of independent directors. Determining director independence requires that the Board affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by Nasdaq for independent directors. Under these standards, a director is not independent if:

  •
  The director is, or has been within the last three years, one of our or our subsidiaries' employees, or the director has an immediate family member who is, or has been within the last three years, one of our executive officers;

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in compensation from us (other than compensation for Board or Committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

  •
  The director is, or has a family member that is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the last three years, that exceed 5% of the recipient's consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

  •
  The director, or an immediate family member, is currently employed, or has been employed within the last three years, as an executive officer of another company where any of our present executive officers serves or has served on that company's compensation committee; or

  •
  The director is, or has a family member that is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

        On the basis of the Board independence standards identified above, and such other factors as the Board may consider from time to time, the Board has affirmatively determined that Messrs. Brown, Cook, Schauerman, Tinstman, Tucker and Ms. Mashinski are independent.

Board Structure and Committee Composition

        The Board has: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee and (iv) a newly created Strategy and Risk Committee. The Board and its Committees meet throughout the year on a set schedule and also hold special meetings, both telephonically and in person, and act by written consent from time to time, as appropriate. During 2019, the Board held a total of eight meetings, the Audit Committee held five meetings, the Compensation Committee held six meetings, and the Nominating and Corporate Governance Committee held five meetings. The independent Directors meet in executive session at meetings of the Board and Committees as necessary. During the Board meetings, all of the independent Directors met in executive session without any management members four times during 2019.

        The Board has separated the roles of Chairman and CEO, with Mr. King serving as our Non-Executive Chairman of the Board since November 2019, when Mr. McCormick became our CEO. In May 2010, Mr. Cook was appointed by the Board as the Lead Director, responsible for chairing the Board meetings in the absence of the Chairman, chairing executive sessions of independent Directors, acting as the principal liaison between the Chairman and the independent Directors and serving as the contact Director for stockholders. The Board believes it should have the flexibility to establish a leadership structure that works best for the Company at a particular time, and it reviews that structure from time to time, including in the context of changes in leadership. The Board is of the view that its current leadership structure best serves the objective of effective Board oversight of management at this time and allows Mr. McCormick to focus primarily on the operations and management of the Company, while leveraging Mr. King's experience to lead the board.

        The Board and the Compensation Committee do not make decisions regarding an executive officer's compensation in the presence of such executive officer. The compensation of our Chief Executive Officer and all other executive officers is recommended to the Board of Directors for approval by the Compensation Committee. The Board of Directors act on the recommendations in a vote in which only independent Directors participate and which takes place during executive sessions of independent Board members.

        Director nominees are identified and recommended for the Board of Directors' selection by the Nominating and Corporate Governance Committee. The Board of Directors act on the recommendation in a vote in which only independent Directors participate and which takes place during executive sessions of independent Board members.

        Each Director attended all of the Board meetings held in 2019. In addition, each Director attended all of the meetings held by all Board committees on which such person served (during the periods that such person served).

        The Audit, Compensation and Nominating and Corporate Governance committees operate under written charters adopted by the Board.

        The members of the Board committees are identified in the following table:

Director(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy and Risk Committee
Peter C. Brown	Chair	X
Stephen C. Cook	X	X	X	X
Carla S. Mashinski	X
John P. Schauerman	X		X	Chair
Robert A. Tinstman		Chair	X	X
Thomas E. Tucker		X	Chair

(1)
Messrs. Brown, Cook, Schauerman, Tinstman, Tucker, and Ms. Mashinski are independent Directors.

Audit Committee

        The Audit Committee consists of four persons, all of whom are independent under the Nasdaq listing standards. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as Director, or otherwise be an "affiliated person" of us. The Board has determined that Audit Committee members Messrs. Brown (Chair), Cook, Schauerman, and Ms. Mashinski all satisfy the applicable SEC independence requirements. The Board has also determined that each member of our Audit Committee qualifies as independent under Rule 10A-3 of the Exchange Act.

        The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. Among other matters, the Audit Committee's responsibilities include the following:

  •
  Selecting and hiring our independent registered public accounting firm;

  •
  Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

  •
  Reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

  •
  Reviewing with management and our independent registered public accounting firm the annual and quarterly financial statements. On a quarterly basis, the independent Audit Committee members meet with the auditors without the presence of management. During these independent sessions, the Audit Committee and the auditors discuss, among other things, the acceptability of the Company's accounting principles, critical accounting policies and sensitive accounting estimates;

  •
  Overseeing the administration of management's process for the design, review of adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

  •
  Reviewing management's assessment of internal control and steps taken to monitor and control our exposure to financial risk;

  •
  Overseeing the administration of management's process of reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

  •
  Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to accounting matters in our financial statements; and

  •
  Reviewing and approving any material related party transactions.

        Audit Committee Financial Expert.    The Board has also determined that Mr. Brown, Ms. Mashinski, and Mr. Schauerman are the Audit Committee "financial experts" as defined under SEC rules and regulations. Management has the primary responsibility for the preparation of the financial statements and the financial reporting processes of the Company.

        The Audit Committee Report is included on page 21.

Compensation Committee

        The members of the Compensation Committee of the Board are Messrs. Tinstman (Chairman), Brown, Cook, and Tucker. All of the members of the Compensation Committee meet the independence requirements of Nasdaq listing standards.

        The Compensation Committee monitors and assists the Board in determining compensation for our executive officers and Directors. The Board and the Compensation Committee do not make decisions regarding an executive officer's compensation in the presence of such executive officer. After the Compensation Committee analyzes compensation issues related to our Chief Executive Officer and other executive officers, it makes a recommendation to the Board's independent Directors for determination by independent Directors in a vote in which only independent Directors participate. The Compensation Committee has the following authority and responsibilities, among others, with respect to our Director and executive compensation plans:

  •
  Reviewing the goals and objectives of our executive compensation programs and recommending to the Board any changes to these goals and objectives;

  •
  Reviewing our executive compensation plans including incentive, equity-based and benefit plans, and recommending to the Board the adoption of new plans or amendments to existing plans;

  •
  Evaluating annually the performance of the Chief Executive Officer and recommending to the independent members of the Board his or her compensation level based on this evaluation;

  •
  Evaluating annually the performance of the other executive officers of the Company and its subsidiaries and recommending to the independent members of the Board the compensation level of each based on this evaluation;

  •
  Reviewing and recommending to the independent members of the Board, concurrently with the Board's Audit Committee, any employment, severance or termination arrangements made with any executive officer of the Company or its subsidiaries; and

  •
  Evaluating the appropriate level and types of compensation for Board and Committee service by non-employee Directors and recommending any changes to the Board.

        The Compensation Committee has the power to form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittee such power and authority as the Compensation Committee may deem appropriate, provided it does not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee may consider the recommendations of our Chief Executive Officer in determining the level of compensation of the executive officers of the Company and its subsidiaries. The Compensation Committee has the authority to retain such independent consultants or advisers as it deems necessary and appropriate, including compensation consultants, to advise it with respect to amounts or forms of executive or Director compensation, and may rely on the integrity and advice of any such advisers. The Compensation Committee also has the sole authority to retain a compensation consultant to assist it in carrying out its responsibilities, including the sole authority to approve the consultant's fees and other retention terms, such fees to be borne by us, and to terminate any such consultant.

        The Compensation Committee engaged Pay Governance, LLC as its independent advisor beginning in 2012. Prior to their engagement, Pay Governance did not perform any services for the Company. The Compensation Committee considered independence factors under Dodd-Frank and Nasdaq rules and concluded that the work performed by Pay Governance did not present any conflicts of interest. As requested by the Compensation Committee, from time to time Pay Governance has advised and consulted with the Compensation Committee on compensation issues, compensation design and trends, and has kept the Compensation Committee apprised of regulatory, legislative, and accounting developments and competitive practices related to executive compensation. Pay Governance reviews, at the direction of the Compensation Committee, compensation levels, trends and practices at the discretion of the Compensation Committee. Pay Governance does not determine the exact amount or form of executive compensation for any executive officers. See "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" on page 23. Pay Governance reports directly to the Compensation Committee, and a representative of Pay Governance, when requested, attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee Chair or its members outside of meetings. Pay Governance does no other work for the Company.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of our Board and any member of the board of directors or compensation committee of any other companies, nor have such interlocking relationships existed in the past.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Messrs. Tucker (Chairman), Cook, Schauerman, and Tinstman. All of the members of the Nominating and Corporate Governance Committee meet the independence requirements of Nasdaq listing standards.

        The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board. After the Nominating and Corporate Governance Committee identifies qualified individuals, it makes a recommendation to the Board's independent Directors. Director nominees are selected by a majority of the Board's independent Directors in a vote in which only independent Directors participate. Among other matters, the Nominating and Corporate Governance Committee's responsibilities include the following:

  •
  Evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of Directors to committees of our Board;

  •
  Administering a policy for evaluating and considering nominees for election to the Board;

  •
  Supporting the succession planning and talent development for succession candidates;

  •
  Reviewing succession plans and management development programs for members of executive management and the CEO and providing reports on the progress of the succession planning and management development to the Board;

  •
  Overseeing the evaluation of our Board as a whole;

  •
  Reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

  •
  Developing and reviewing our Code of Conduct and assuring that it is appropriate for us.

Strategy and Risk Committee

        In February 2020, the Board of Directors established a Strategy and Risk Committee and appointed Mr. Schauerman as Strategy and Risk Committee Chair with Mr. Cook and Mr. Tinstman as members. The Strategy and Risk Committee oversees our financial policies, acquisition strategy, and financial strategy. Among other matters, the Strategy and Risk Committee's responsibilities include the following:

  •
  Oversee the Company's portfolio of businesses;

  •
  Considering and approving certain mergers, acquisitions, and divestitures by the Company;

  •
  Reviewing the Company's strategic plans related to acquisitions and divestitures, including capital structure, proposed methods of financing, and investment strategies;

  •
  Monitoring ongoing activities in connection with certain acquisitions, dispositions, and investments; and

  •
  Tracking certain completed acquisitions and investments.

Board Role in Risk Oversight

        The Board oversees a Company-wide approach to risk management function designed to enhance long-term shareholder value and support the achievement of long-term organizational objectives. The Board determines the appropriate level of risk for the Company, assesses the specific risk faced by the Company, and reviews the steps taken by the Company's leadership to manage those risks. The involvement of the Board in setting the Company's business strategy, both short-term and long-term, is a key part of its understanding of the Company's risks and how those risks may evolve in response to changes in strategy or business environment, and what constitutes an appropriate level of risk for the Company.

        The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures is the best way to identify in a timely manner specific material risks, but we can give no assurances that we will be able to identify or mitigate all possible risks in advance.

        While the Board has the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas:

  •
  Audit Committee:  Oversees risks relating to accounting matters, financial reporting, enterprise, cybersecurity, legal and compliance risks. To assist in this risk oversight function, the Audit Committee obtains assistance from the following: (1) our Chief Financial Officer, who is responsible for managing our risk management function, (2) our Chief Legal Officer, who is responsible for the Company's third party insurance programs and (3) our independent registered public accounting firm. The Audit Committee meets periodically with management and the independent auditors to review financial exposures.

  •
  Compensation Committee:  Regularly reviews the Company's compensation policies and programs, as well as the mix and design of short-term and long-term compensation, to ensure that our compensation programs do not encourage unnecessary and excessive risk taking.

  •
  Nominating and Corporate Governance Committee:  Addresses risks associated with our Code of Conduct, including compliance with listing standards for independent Directors and committee assignments. As necessary, the committee chairman report any risk-related matters to the full Board at Board of Directors meetings. The Nominating and Corporate Governance Committee also provides oversight with respect to succession planning for the CEO and other senior executives.

  •
  Strategy and Risk Committee:  Focuses on risks associated with prospective acquisitions, and divestitures, including capital structure, proposed methods of financing, and investment strategies.

        While the Board is responsible for risk oversight, the day-to-day risk management is the responsibility of the operating management and executive officers. Our executive officers maintain a significant ownership interest which results in an increased level of awareness of the need of risk management and risk oversight for the long-term benefit of the Company.

Selection of Board Nominees

        The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. The Board endeavors to have a group of directors representing a diverse background (including gender, race, ethnicity, and age) and to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspectives and interests. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board's overall composition and the Company's current and future needs.

        The Board and Nominating and Corporate Governance Committee also understand the importance of board refreshment and aim to achieve a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. To that end, our Corporate Governance Guidelines provide that directors may not stand for re-election if the election would occur after they reach the age of 75. In addition, the Board and Nominating and Corporate Governance Committee view the consistent focus on Board membership criteria, Board composition and size, as well as the anticipation of vacancies, to be integral parts of board refreshment.

        Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as Board nominees. The Nominating and Corporate Governance Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If any vacancies are anticipated or arise, the Nominating and Corporate Governance Committee will consider director candidates suggested by current Board members, management, third-party search firms and others. The Nominating and Corporate Governance Committee will also consider director nominations by stockholders that are made in compliance with our bylaws. All applications, recommendations or proposed nominations for Board membership received by the Company will be referred to the Nominating and Corporate Governance Committee. The manner in which the qualifications of a nominee are evaluated does not differ if the nominee is recommended by a stockholder.

        The Nominating and Corporate Governance Committee's consideration of a candidate as a Director includes assessment of the individual's understanding of our business, the individual's professional and educational background, skills, expertise, potential time commitment, and other criteria established by the Nominating and Corporate Governance Committee from time to time. To provide such a contribution to us, a Director must generally possess one or more of the following, in addition to personal and professional integrity:

  •
  Experience in corporate management;

  •
  Experience in our industry;

  •
  Experience as a board member or officer of a publicly held company;

  •
  Experience in financial and accounting matters;

  •
  Expertise and experience in substantive matters related to our business; and

  •
  Practical and mature business judgment.

        The Nominating and Corporate Governance Committee has adopted its own procedures for evaluating the suitability of potential Director nominees, including qualifications for a "financial expert" and financially literate members for the Audit Committee.

Annual Board and Committee Evaluations

        Primoris believes that regular Board evaluations are an instrumental component of building and maintaining a strong and effective Board. Each year, the Nominating and Corporate Governance Committee, together with the Company's Corporate Secretary, coordinates the Board performance evaluations that assist the Board in determining whether the Board, its committees, and each member of the Board are functioning effectively. This process also assists the Board in determining how it can improve its processes and effectiveness. These evaluations are conducted through a combination of formal and informal processes, including questionnaires which solicit open-ended and candid feedback on an anonymous basis, in-person interviews, and telephone interviews. The collective ratings and comments are compiled, summarized and presented to the Board and its committees and provide the Board valuable information on a range of topics, including new director searches, committee composition, and subject matter for continuing Board education. In addition, the Company periodically engages a third-party consulting firm to conduct a comprehensive Board effectiveness review.

Code of Conduct

        The Company has a Code of Conduct that complies with the rules and regulations adopted by the SEC and Nasdaq listing standards and are applicable to all of our Directors, officers and employees. The Code of Conduct also includes a supplement with additional policies that are applicable to the CEO, CFO and all senior financial officers of the Company. The Code of Conduct is available on the Investor Relations/Governance section of our website at www.prim.com. We intend to post amendments to, or waivers under, if any, our Code of Conduct (to the extent applicable to our Directors or Chief Executive Officer, Principal Financial Officer, or Principal Accounting Officer) at this location on our website. Among other matters, this Code of Conduct is designed to promote:

  •
  Honest and ethical conduct;

  •
  Avoidance of conflicts of interest;

  •
  Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

  •
  Compliance with applicable governmental laws and regulations and stock exchange rules;

  •
  Prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and

  •
  Accountability for adherence to the Code of Conduct.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

        Directors are strongly encouraged to attend our Annual Meetings of Stockholders, and we currently expect all of our Directors to be in attendance at the Annual Meeting on May 1, 2020. All the Directors were in attendance at the 2019 Annual Meeting.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with any of our Directors, either individually or as a group, by writing to them at Primoris Services Corporation, c/o Secretary, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Our Board has adopted a written policy requiring review, approval and ratification of any material related party transaction, including those that would require disclosure under Item 404 of Regulation S-K. All material related party transactions may be consummated and continued only if the Audit Committee has approved or ratified such transaction after a review of the relevant facts and circumstances.

        The following is a description of related party transactions to which we have been a party, in which the amount involved exceeded $120,000, other than compensation and employment arrangements described elsewhere in this Proxy Statement. The descriptions are for the annual period of 2019. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's length transactions with independent third parties. In addition, any new leases, extensions of lease terms and changes in lease terms or amounts must be approved in advance by the Audit Committee.

        In December 2019, the Company purchased and cancelled an aggregate of 2,316,960 shares of its Common Stock from Brian Pratt, a former member of our Board of Directors, in a private transaction for an aggregate purchase price of $50.0 million or $21.58 per share. The share price was determined based on prevailing market prices at the time the agreement was negotiated on behalf of the Company by a committee of independent directors of our Board, which received a fairness opinion as to the terms of the transaction before it was finalized. The share repurchase was made pursuant to the Company's existing $50.0 million repurchase program authorized by our Board of Directors in October 2019. The governing Share Repurchase Agreement contains a "standstill" covenant prohibiting Mr. Pratt from selling any additional shares of the Company's Common Stock through May 26, 2020.

DIRECTOR COMPENSATION

        Directors who also are employees of the Company do not receive additional compensation for serving as Directors. Compensation for employee Directors is determined by the Board's Compensation Committee and is discussed further in the Compensation Discussion and Analysis section of this proxy.

        Compensation in 2019 for independent Directors of the Company includes the following components:

  •
  Cash payments of $35,000 made during the second and fourth calendar quarters of each year.

  •
  Common Stock with an approximate aggregate value of $46,667 during the first and third calendar quarters of each year. The Common Stock cannot be traded for a period of one year from the date of issuance. The number of shares is determined using the average of the closing prices of the Company's Common Stock on Nasdaq for the one-month period prior to the beginning of the quarter. The shares are issued pursuant to the Primoris 2013 Equity Incentive Plan, approved by the stockholders on May 3, 2013 ("2013 Equity Plan").

  •
  Additional annual cash compensation as follows:

  •
  $25,000 to the Chairman of the Board;

  •
  $20,000 to the Chairman of the Audit Committee

  •
  $15,000 to the Chairman of the Compensation Committee; and

  •
  $15,000 to the non-employee chairman of any other committees established by the Board of Directors.

        In addition, Directors are reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.

        On August 5, 2015, the Company entered into a four-year agreement with Brian Pratt (our former CEO) as a Senior Strategic Advisor. The agreement provides for an annual fee of $325,000, medical insurance benefits equal to those provided to Company employees, Company-provided automobile insurance coverage, up to 100 hours of personal use of any Company owned or leased aircraft per year, and reimbursement of personal use of Company-paid club memberships in Dallas County, Texas and Orange County, California.

        On July 1, 2019, the Company entered into a two year agreement with Mr. Pratt that superseded the agreement entered into on August 5, 2015. The agreement provides for up to 100 hours of personal use of any Company owned or leased aircraft per year. On February 28, 2020, the Company gave Mr. Pratt 30 days written notice to terminate the agreement.

        The table below details the compensation earned by our non-employee Directors in 2019.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Peter C. Brown	$90,000	$93,334	$—	$183,334
Stephen C. Cook	85,000	93,334	—	178,334
Carla S. Mashinski	35,000	46,667	—	81,667
Brian Pratt	245,000	93,334	67,234	405,568
John P. Schauerman	70,000	93,334	—	163,334
Robert A. Tinstman	85,000	93,334	—	178,334
Thomas E. Tucker	85,000	93,334	—	178,334

(1)
The non-employee Directors were each issued 2,213 shares of Common Stock in February 2019 and 2,411 shares in August 2019. The shares were issued under the 2013 Equity Plan and are subject to a one-year contractual holding requirement. The aggregate market value of the shares on the date received was $96,526 for 2019. The Company has never issued stock options as Director compensation and there were no outstanding equity awards as of March 20, 2020.

(2)
All Other Compensation amounts reflected:

a)
The value of personal use of Company aircraft by Mr. Pratt, in the amount of $64,054. The Company determined the value of personal aircraft use for non-business travel based on a multiple of the Standard Industry Fare Level ("SIFL") rates.

b)
Payment for medical insurance benefits provided to Mr. Pratt, in the amount of $3,180, under his agreement with the Company. Mr. Pratt is not part of the Company's medical plan.

        In February 2020, the Compensation Committee approved changes for independent Directors of the Company, which includes the following components:

  •
  Cash payments of $19,000 each quarter.

  •
  Common Stock with an approximate aggregate value of $28,500 each quarter. The Common Stock cannot be traded for a period of one year from the date of issuance. The number of shares is determined using the average of the closing prices of the Company's Common Stock on Nasdaq for the one-month period prior to the beginning of the quarter. The shares are issued pursuant to the Primoris 2013 Equity Incentive Plan, approved by the stockholders on May 3, 2013 ("2013 Equity Plan").

  •
  Additional annual cash compensation as follows:

  •
  $25,000 to the Chairman of the Board;

  •
  $20,000 to the Lead Independent Director;

  •
  $20,000 to the Chairman of the Audit Committee

  •
  $15,000 to the Chairman of the Compensation Committee; and

  •
  $15,000 to the non-employee chairman of any other committees established by the Board of Directors.

        On January 1, 2020, the Company entered into a three year agreement with David L. King (our former CEO) as a Strategic Advisor. The agreement provides for an annual fee of $325,000, medical insurance benefits equal to those provided to Company employees, up to 50 hours of personal use of any Company owned or leased aircraft per year, and reimbursement of personal use of Company-paid club memberships in Dallas County, Texas.

 STOCK OWNERSHIP

Security Ownership of 5% or Greater Stockholders, Directors, Director Nominees and Executive Officers

        The following table sets forth information with respect to beneficial ownership of Common Stock for (a) those persons known by management of the Company to beneficially own 5% or more of our Common Stock (other than executives and Directors), (b) each Director and Director nominee, (c) the Named Executive Officers listed in the Summary Compensation Table under "Executive Compensation", and (d) all of our executive officers and Directors as a group. The information for the officers and Directors is provided as of March 20, 2020, and the information for 5% or more institutional stockholders is as of the most recent filing with the SEC as noted in the table below. The Company is not aware of any arrangement or pledge of Common Stock that could result in a change of control of the Company.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons named in the table have "sole voting and investment power" and/or "shared voting and investment power", with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
5% or Greater Stockholders (other than executives and Directors):
The Vanguard Group(3)	4,134,230	8.6%
Van Berkom & Associates Inc.(4)	3,566,447	7.4%
Blackrock, Inc.(5)	3,098,758	6.4%
Brian Pratt(6)	2,781,255	5.8%
Named Executive Officers and Directors:
Peter C. Brown	33,502	*
Stephen C. Cook	16,265	*
David L. King	8,335	*
Carla S. Mashinski	4,504	*
John P. Schauerman(7)	380,246	*
Robert A. Tinstman	38,502	*
Thomas E. Tucker(8)	36,398	*
Kenneth M. Dodgen	3,163	*
Thomas E. McCormick	68,128	*
John F. Moreno, Jr.	—	*
John M. Perisich(9)	141,158	*
All Directors, nominees and executive officers as a group (11 individuals)	730,201	1.5%

*
Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

(1)
This table lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person's interest and shares held through family trust arrangements. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them.

(2)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after

  March 20, 2020 divided by the sum of the 48,254,575 shares of Common Stock outstanding on March 20, 2020, plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after March 20, 2020.

(3)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, which has sole voting power over 76,669 shares, shared voting power over 17,254 shares, sole dispositive power over 4,046,413 shares, and shared dispositive power over 87,817 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(4)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 12, 2020, by Van Berkom & Associates Inc, which has sole voting power and sole dispositive power over 3,566,447 shares. The principal business address of Van Berkom & Associates Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A2M8.

(5)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 5, 2020, by BlackRock, Inc., which has sole voting power over 3,003,942 shares and sole dispositive power over 3,098,758 shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Includes 2,442,045 shares of Common Stock held directly by Brian Pratt and indirectly by Barbara Pratt, as the spouse of Mr. Pratt, and 97,810 shares of Common Stock owned directly by Ms. Pratt and indirectly by Mr. Pratt. Includes 241,400 shares of Common Stock held by the BLP 2018-6 Retained Annuity Trust, of which Mr. Pratt is the trustee. The principal business address of Brian Pratt is 5950 Berkshire Ln, Dallas, Texas 75225.

(7)
Consists of 380,246 shares of Common Stock owned directly by the John P. Schauerman & Claudia H. Schauerman Family Trust dated August 12, 2010 and indirectly by John P. Schauerman, as trustee of the trust.

(8)
Includes 4,593 shares of Common Stock held by the Tucker Family Trust U/A dated 12/21/1988, a revocable trust, of which Thomas E. Tucker is a trustee and beneficiary and 303 shares of Common Stock held by SaraJen Capital, LLC, a California limited liability company, of which Mr. Tucker is a one-third member and sole manager with full dispositive power over such shares.

(9)
Consists of 141,158 shares of Common Stock owned directly by the Perisich Family Trust dated July 11, 2007 and indirectly by John M. Perisich, as trustee of the trust.

Delinquent Section 16(a) Reports

        Section 16(a) of the Exchange Act requires our officers, Directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of securities ownership and changes in ownership with the SEC.

        As of the date of this Proxy Statement, and based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and Directors, we believe that all reports needed to be filed by current Section 16 reporting persons since January 1, 2019 were filed on a timely basis other than the following delayed filings: a Form 4 for John P. Schauerman covering shares of stock gifted, a Form 4 for Thomas E. McCormick covering a common stock disposition, a Form 4 for David L. King covering an accrual of Dividend Equivalent Units (DERs), and a Form 4 for Kenneth M. Dodgen covering a common stock acquisition and an accrual of DERs.

 INFORMATION ABOUT AUDIT FEES AND SERVICES

Independent Registered Public Accounting Firm Fees and Services

        The following is a summary of the fees billed for professional services for the fiscal years ended December 31, 2019 and 2018:

Fee Category	2019 Fees	2018 Fees
Audit Fees(1)	$1,637,080	$1,460,893
Audit Related Fees(2)	122,000	170,808
Tax Fees(3)	671,010	469,728

Total Fees	$2,430,090	$2,101,429

(1)
Fees for audit services billed for each of the last two fiscal years consist of the fees associated with the annual audit and reviews of our Quarterly Reports on Form 10-Q.

(2)
Audit related fees billed in each of the last two fiscal years include proxy filings, registration statements, employee benefit plan audit, and standalone audits for Primoris subsidiaries.

(3)
Tax fees billed in each of the last two fiscal years include professional services rendered for tax compliance (preparation and review of tax returns), tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee has adopted policies and procedures regarding the pre-approval of the performance by Moss Adams LLP of audit, audit-related and tax services, except as may otherwise be permitted by law or regulation. Moss Adams LLP has also been instructed to obtain advance approval of any other services. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Moss Adams LLP and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval. All services listed above and all fees were approved in advance by the Audit Committee.

Audit Committee Report

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, (ii) the independent registered public accounting firm's qualifications, independence and performance, (iii) our accounting and financial reporting processes, (iv) our compliance with financial legal and regulatory requirements, and (v) the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

        Management has the primary responsibility for the preparation of the financial statements and the reporting process, as well as performing an evaluation and assessment of the effectiveness of the Company's internal control over financial reporting using the control criteria framework of the Committee of Sponsoring Organizations of the Treadway Commission (COSO 2013). Our management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2019 were prepared in accordance with generally accepted accounting principles and that the Company's internal control over financial reporting was effective as of December 31, 2019. In addition to its review and discussion with management of the audited consolidated financial statements and in the performance of its oversight function over internal controls, the Audit Committee reviewed and discussed with management the critical accounting policies that were applied in the preparation of our consolidated financial statements, and the process for certifications by our Chief Executive Officer and our Chief Financial Officer.

        Our independent registered public accounting firm is responsible for auditing the consolidated financial statements for the fiscal year ended December 31, 2019 and issuing an opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2019. The Audit Committee discussed the results of the work of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Securities and Exchange Commission and the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB AS 1301 (Communications with Audit Committees). In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accounting firm's provision of non-audit services to us was compatible with the auditor's independence and determined it was compatible. The members of the Audit Committee met in executive session (with no management in attendance) with the independent registered public accounting firm each quarter during the year.

        The Board determined that the Audit Committee members meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable Nasdaq independence rules.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Peter C. Brown (Chairman)
Stephen C. Cook
Carla S. Mashinski
John P. Schauerman

EXECUTIVE OFFICER INFORMATION

        The executive officers of Primoris as of March 20, 2020 are as follows:

  •
  Thomas E. McCormick, 57, President and Chief Executive Officer (CEO);

  •
  Kenneth M. Dodgen, 54, Executive Vice President, Chief Financial Officer (CFO);

  •
  John F. Moreno, Jr., 51, Executive Vice President, Chief Operating Officer; and

  •
  John M. Perisich, 55, Executive Vice President, Chief Legal Officer and Secretary.

        See "Proposal 1—Election of Directors" for a description of Mr. McCormick's business experience.

        Mr. Dodgen has served as our Executive Vice President, Chief Financial Officer since November 2018. He previously served as our Senior Vice President and Corporate Controller since May 2017. Prior to that, Mr. Dodgen served as Chief Financial Officer at Baker Hill Solutions from 2016 to 2017, Chief Financial Officer at PLH Group, Inc. from 2011 to 2015, and Chief Financial Officer at Fulcrum Power Services from 2006 to 2011. From 1996 to 2006, Mr. Dodgen spent ten years in investment banking with JPMorgan and Merrill Lynch where he focused predominantly on mergers and acquisitions. Prior to investment banking, Mr. Dodgen worked for Affiliated Computer Services in Dallas, and he began his career at PricewaterhouseCoopers. Mr. Dodgen received a B.B.A. in Accounting from Texas A&M University and an M.B.A. from the Booth School of Business at The University of Chicago. He is a licensed CPA.

        Mr. Moreno has served as our Executive Vice President, Chief Operating Officer since April 2019. He has over 30 years of experience in the engineering and construction industry and has extensive experience in energy-related markets. Since October 2010, he has served as President of PCL Industrial Construction Co., a private, heavy industrial construction firm. Prior to that, he held a variety of positions with PCL since 2000, including Operations Manager and General Manager. Mr. Moreno has a Bachelor of Science degree in Mechanical Engineering from Georgia Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania.

        Mr. Perisich has served as our Executive Vice President and Chief Legal Officer since May 2013. He previously served as our Senior Vice President and General Counsel from July 2008. Prior to that, he served as Vice President and General Counsel of Primoris Corporation beginning in February 2006, and previous to that was Vice President and General Counsel of Primoris Corporation and its predecessor, ARB, Inc. Mr. Perisich joined ARB in 1995. Prior to joining ARB, Mr. Perisich practiced law at Klein, Wegis, a full service law firm based in Bakersfield, California. He received a B.A. degree from UCLA in 1987, and a J.D. from the University of Santa Clara in 1991.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        This section discusses the oversight of our executive compensation program by the Compensation Committee of the Board of Directors and provides a discussion of the compensation earned in 2019 by our named executive officers ("NEOs"). Our NEOs for 2019 include the following:

  •
  Thomas E. McCormick, President and Chief Executive Officer;

  •
  Kenneth M. Dodgen, Executive Vice President, Chief Financial Officer;

  •
  John F. Moreno, Jr., Executive Vice President, Chief Operating Officer;

  •
  John M. Perisich, Executive Vice President, Chief Legal Officer and Secretary; and

  •
  David L. King, Former Chief Executive Officer.

Overview

        Our management compensation programs apply broadly to all officers and management persons at the Company with modifications to reflect the different management levels, experience levels and types of responsibilities. The Company's goal is to align compensation so that the entire management team is committed to the Company's corporate objectives of achieving both near-and long-term profitable growth.

        In overseeing the executive compensation policies and practices for the Company, the Compensation Committee recognizes two unique cultural elements associated with (1) the transition in July 2008 from a successful privately owned company to a successful publicly traded company, and (2) the major acquisitions made since becoming a publicly traded company. At the time that we became a publicly traded company, ownership was held by 42 employees, directors and associates, all of whom had purchased their ownership interest. The 2008 transaction provided many of these former owners with a significant number of shares of the publicly traded company. Similarly, our acquisitions of James Construction Group in 2009 and Rockford in 2010 involved the issuance of a significant amount of Company stock to a number of executives and managers. Many of these former owners have remained as executives and managers, and a significant portion of their personal wealth results from their ownership of our stock. This ownership has helped align the interests of many of the Company's executives and managers with those of our stockholders.

        Prior to becoming a public company, it was our practice to provide annual discretionary bonus awards based both on overall financial and non-financial performance. These discretionary awards were not tied to attaining a specific financial result; that is, there was no mathematical formula for determining bonus amounts. Through 2018, the Compensation Committee generally retained this practice. During 2019, the Compensation Committee approved a new Incentive Compensation Plan ("ICP") that established a more formulaic annual incentive calculation and an increased emphasis on equity awards within the total compensation structure. We believe that our new compensation practice will further enhance value for our stockholders.

Shareholder "Say-on-Pay" Vote

        At our Annual Meeting of Stockholders in May 2017, 92.3% of votes cast on our advisory vote on executive compensation (say-on-pay proposal) were voted in favor of the proposal, which our Compensation Committee has considered in designing and granting compensation to our NEOs. Consistent with the vote of our shareholders at our 2017 Annual Meeting on the proposed frequency for seeking advisory votes on executive compensation, we submit a say-on-pay proposal to a shareholder vote every three years. See Proposal 2.

Compensation Philosophy

        Our goal is to create an executive compensation program that will appropriately reward our executives for their roles in creating both near-term and long-term value for our stockholders without encouraging or rewarding excessive risk. The Compensation Committee is charged with reviewing our executive officers' cash compensation and equity holdings to determine whether these provide adequate incentives and motivation to our executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies within our industry in light of our performance. Our goal is to be competitive with other similarly situated companies in our industry and to attract, retain and motivate key executives.

Processes and Procedures for Determining Executive Compensation

        The following describes the roles of the key participants and sources of information in the process of setting compensation.

  The Role of the Compensation Committee

        The Compensation Committee reviews and approves compensation and benefit policies and objectives, determines whether our officers, directors and employees are generally compensated in accordance with these objectives, and carries out certain of the Board's responsibilities relating to the compensation of our executives. The Compensation Committee operates under a charter approved by the Board. All of the Compensation Committee members meet the Nasdaq independence standards, are "Non-employee" Directors as defined by the Exchange Act.

        For our executives' compensation, the Compensation Committee approves the structure of the compensation program. In addition, the Compensation Committee, in coordination with the recommendations by the CEO (excluding his own), directly sets the compensation for the Company's senior officers, including all NEOs. The Compensation Committee is involved in all matters where approval is appropriate for tax or regulatory reasons.

  The Role of the Board of Directors

        The Board provides final approval of Compensation Committee compensation changes for the executive officers. This approval is obtained at an independent Director session without the presence of management Directors.

  The Role of Executives

        Our CEO is responsible for reviewing the compensation and performance of all the executive officers, other than himself. He makes recommendations to the Compensation Committee for adjustments in compensation, for annual discretionary bonus amounts and for any other compensation changes. The Compensation Committee uses the CEO's recommendations and its evaluation of current individual and business performance and historical individual and business performance to review and approve annual bonus amounts. Our CEO is not present during and does not participate in the discussion of any elements of his compensation with the Compensation Committee.

        Our CFO facilitates the sharing of information among the Company, the compensation consultant and the Compensation Committee. In this role, he communicates with the compensation consultant at the direction of the Compensation Committee.

  The Role of External Advisors

        The Compensation Committee engages Pay Governance, LLC as an independent consulting resource as needed to help it with its responsibilities. When requested, information and advice provided by Pay Governance may include reviews and critique of our executive compensation philosophy and strategies; a competitive analyses of competition program design; and presentations to update market trends. Pay Governance attends Compensation Committee meetings as requested by the Compensation Committee and conducts private meetings with the Compensation Committee without management representatives at the Committee's request.

  The Role of Benchmarking

        We believe that it is helpful when making compensation-related decisions to be aware of current practices at similarly situated publicly held companies in engineering, construction, and related industries. The Compensation Committee periodically considers the compensation levels at other companies in our industry. We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us. In using its collective judgment in setting executive pay, the Compensation Committee may use benchmarking as one consideration. However, at this time the Compensation Committee's decisions are based primarily on recommendations from our CEO, the Compensation Committee's evaluation of the executive's performance, the overall Company performance and our compensation strategy. We reviewed the most recent proxy information available for the following eight publicly traded engineering and construction companies (primarily fiscal year 2018 information): EMCOR Group, Inc., Fluor Corporation, Granite Construction, Inc., KBR, MasTec, Inc., Matrix Service Company, Quanta Services, Inc., and Sterling Construction Company, Inc. We found that our CEO's total 2019 compensation was in the lower third of the peer companies' CEOs on an absolute basis and in the lower third when total compensation was normalized for annual revenue.

Components of NEO Compensation

        The primary elements of our current compensation and benefits programs for our NEOs are summarized in the table below. Each component has a critical role in motivating and rewarding strong performance and retaining the NEOs who deliver such performance.

Compensation Element	Form of Compensation	Performance/Payment Criteria	Purpose
Base Salary	• Cash	• Individual performance; • Specific role and responsibilities; and • Experience in the role	• To provide a fixed level of cash compensation; and • To attract and retain key executives
Incentive Compensation Plan	• Cash • Restricted Stock Units ("RSU")

•

Total award is paid:

•

75% in cash

•

25% in RSUs that vest over three years in equal annual installments

•

75% of the total award is based on the achievement of performance targets established by the Compensation Committee related to:

•

Earnings per Share;

•

New Business Generated;

•

Safety Performance; and

•

Cash Usage

•

25% of the total award is discretionary

•

To provide incentives to achieve annual financial and operational performance targets, which focus on profitable growth and safe execution;

•

To reward achievement of those targets;

•

To attract and retain key executives; and

•

To align executive and stockholder interests

Retirement Benefits	• 401(k) Matching	—	• To provide a competitive compensation package
Perquisites	• Healthcare Benefits	—	• To maintain the health and safety of executives; and
	• Auto Allowance		• To provide a competitive compensation package
• Aircraft Usage

Compensation Committee Pay Decisions

  Base Salary Amounts

        In accordance with Company practices, base salaries for employees are reviewed annually. For the NEOs, with the exception of the CEO, the Compensation Committee reviewed the recommendations from Mr. King, our former CEO and the CEO at the time of the annual reviews. The following table shows changes approved by the Compensation Committee, effective June 10, 2019:

Name	2019 Base Salary	2018 Base Salary	Percentage Increase
Thomas E. McCormick(1)	$625,000	$567,778	10.1%
Kenneth M. Dodgen	408,750	375,000	9.0%
John F. Moreno Jr.(2)	500,000	N/A	N/A
John M. Perisich	467,857	454,230	3.0%
David L. King	725,223	712,400	1.8%

(1)
In connection with Mr. McCormick's promotion from President to President and Chief Executive Officer in November 2019, he received a one-time base salary increase of 4.2%, for a new base salary of $625,000.

(2)
Mr. Moreno's employment began on April 1, 2019.

  Incentive Compensation Plan

        The Company's incentive compensation plan for senior leadership and executives is designed to provide our NEOs with annual awards payable in 75% cash and 25% equity in the form of RSUs. The total annual award earned is divided into two components:

  •
  75% is based on the Company achieving specified financial and operational performance targets, which are approved by the Compensation Committee at the beginning of the year

  •
  25% of the total annual award is discretionary, subject to the approval of the Compensation Committee.

        An eligible NEO that begins employment during the performance year will generally have to wait a year to enter the ICP, unless otherwise determined by the CEO and with the approval of the Compensation Committee. Generally, an NEO must be employed by the Company on the date any cash incentive compensation is paid, as he otherwise forfeits any and all rights to such compensation unless contractual provisions entitle the NEO to a full or pro-rated amount or otherwise determined by the CEO (other than with respect to himself) and with approval of the Compensation Committee.

  Measurable Performance Awards

        The measurable performance award for each NEO under the ICP is calculated as a percentage of such NEO's base salary earned during the year (the "ICP Target"), which is then multiplied by the weighted achievement percentage associated with the Company performance metrics, as set forth in the following calculation:

        The Compensation Committee established the following ICP Targets for each NEO for the 2019 performance year:

Name	Base Salary Earned	ICP Target (% of Base Salary)	ICP Target Amount
Thomas E. McCormick	$593,850	208.3%	$1,237,187
Kenneth M. Dodgen	393,173	175.0	688,053
John F. Moreno Jr.	338,463	175.0	592,308
John M. Perisich	461,568	175.0	807,743
David L. King	719,305	225.0	1,618,436

  Earnings per Share Component

        The Earnings per Share Component of the ICP is based on annual fully-diluted earnings per share. A payout occurs only if actual fully-diluted earnings per share is greater than the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2019 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points above the threshold amount, the awards are determined by interpolation):

If Earnings per Share is	% of Target	Achievement %
Below $1.36 (threshold)	Less than 85%	0%
$1.36	85%	20%
$1.60 (target)	100%	70%
$1.84	115%	100%
Above $1.84 (maximum)	Greater than 115%	120%

        For the 2019 performance year, the Compensation Committee established a target ICP earnings per share of $1.60. The Compensation Committee concluded that actual ICP earnings per share for the performance year was $1.61, which represents approximately 100.3% of the target and an achievement percentage of 70.6%.

        The following table details the actual payouts associated with the ICP Earnings per Share component:

Name	ICP Target Amount	ICP Earnings per Share Component	Achievement Percentage	Multiplier	ICP Earnings per Share Award Earned
Thomas E. McCormick	$1,237,187	60%	70.6%	75%	$393,142
Kenneth M. Dodgen	688,053	60	70.6	75	218,643
John F. Moreno Jr.	592,308	60	70.6	75	188,218
John M. Perisich	807,743	60	70.6	75	256,677
David L. King	1,618,436	60	70.6	75	514,292

  New Business Generated Component

        The New Business Generated Component of the ICP is based on new business generated during the 2019 plan year. A payout occurs only if actual new business generated is greater than the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2019 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points above the threshold amount, the awards are determined by interpolation):

If New Business Taken is (in millions)	% of Target	Achievement %
Below $2,791.0 (threshold)	Less than 85%	0%
$2,791.0	85%	20%
$3,283.5 (target)	100%	70%
$3,776.0	115%	100%
Above $3,776.0 (maximum)	Greater than 115%	120%

        For the 2019 performance year, the Compensation Committee established a target ICP new business generated of $3,283.5 million. The Compensation Committee concluded that actual ICP new business generated for the performance year was $3,412.0 million, which represents approximately 103.9% of the target and an achievement percentage of 77.8%.

        The following table details the actual payouts associated with the ICP Earnings per Share component:

Name	ICP Target Amount	ICP New Business Generated Component	Achievement Percentage	Multiplier	ICP New Business Generated Award Earned
Thomas E. McCormick	$1,237,187	25%	77.8%	75%	$180,531
Kenneth M. Dodgen	688,053	25	77.8	75	100,401
John F. Moreno Jr.	592,308	25	77.8	75	86,430
John M. Perisich	807,743	25	77.8	75	117,866
David L. King	1,618,436	25	77.8	75	236,163

  Cash Usage Component

        The Cash Usage Component of the ICP is based on the ability of the Company to manage cash during the 2019 plan year. Cash usage is measured as deferred contract revenue less unbilled contract revenue less uninstalled contract materials, less accounts receivable over 90 days old. The change in cash usage from the beginning of the year to the end of the year is the measurable component. A payout occurs only if actual cash usage is better than the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2019 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points above the threshold amount, the awards are determined by interpolation):

If Cash Usage is (in millions)	% of Target	Achievement %
Below ($123.6) (threshold)	Less than 85%	0%
($123.6)	85%	20%
($107.5) (target)	100%	70%
($91.4)	115%	100%
Above ($91.4) (maximum)	Greater than 115%	120%

        For the 2019 performance year, the Compensation Committee established a target ICP cash usage of ($107.5) million. The Compensation Committee concluded that actual ICP cash usage for the performance year was ($112.0) million, which represents approximately 95.8% of the target and an achievement percentage of 55.9%.

        The following table details the actual payouts associated with the ICP Earnings per Share component:

Name	ICP Target Amount	ICP Cash Usage Component	Achievement Percentage	Multiplier	ICP Cash Usage Award Earned
Thomas E. McCormick	$1,237,187	10%	55.9%	75%	$51,912
Kenneth M. Dodgen	688,053	10	55.9	75	28,870
John F. Moreno Jr.	592,308	10	55.9	75	24,853
John M. Perisich	807,743	10	55.9	75	33,893
David L. King	1,618,436	10	55.9	75	67,909

  Safety Performance Component

        The final component of the ICP is based on Company's achievement of measurable safety performance goals. Performance with respect to this component is measured by the Company's consolidated total recordable incident rate ("TRIR") for the performance year. TRIR is defined as the number of work injuries in the performance year multiplied by 200,000 divided by reportable hours worked. A payout occurs only if actual TRIR is below the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2019 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points below the threshold amount, the awards are determined by interpolation):

If TRIR is	% of Target	Achievement %
Above 0.75 (threshold)	Less than 85%	0%
0.75	85%	20%
0.65 (target)	100%	70%
0.55	115%	100%
Below 0.55 (maximum)	Greater than 115%	120%

        For the 2019 performance year, the Compensation Committee established a target ICP TRIR of 0.65. The Compensation Committee concluded that actual ICP cash usage for the performance year was 0.84, which was above the threshold amount. Therefore, no award was earned for this component.

  Discretionary Amounts

        Prior to 2019, there have generally been no specific targets against which to calculate annual bonus amounts for most of the executives. At the end of the year, the CEO and the Compensation Committee review the overall performance of the Company and the contributions made by the top executives.

        Under the ICP, 25% of each NEOs total annual award is discretionary, subject to the approval of the Compensation Committee. There is not a requirement that there be a relationship between the measurable performance and the discretionary performance. For example, a discretionary bonus could be awarded even if most, or all, of the measurable performance goals were not attained. Similarly, an excellent measurable performance would not necessarily result in awarding of a maximum discretionary amount.

        The following table lists the discretionary award amounts for 2019 and 2018.

Name	2019 Discretionary Amount	2018 Discretionary Amount	$ decrease
Thomas E. McCormick	$133,616	$400,000	$(266,384)
Kenneth M. Dodgen	68,805	300,000	(231,195)
John F. Moreno, Jr.(1)	84,615	N/A	N/A
John M. Perisich	92,314	400,000	(307,686)
David L. King	125,878	700,000	(574,122)

(1)
Mr. Moreno's employment began on April 1, 2019.

  Equity Awards

        Under the ICP, all of the NEOs are paid their total awards (measurable and discretionary) 75% in cash and 25% in RSUs. The RSUs generally vest over three years in equal annual installments, as long as the NEO is employed by the Company, subject to accelerated vesting upon the reporting person's termination without cause, death, disability, or retirement from the Company. The number of RSUs are determined using a 25% discount to the average December 2019 closing price for Primoris shares.

        The following table shows the total RSUs earned by each of the NEOs under the ICP in 2019 and granted in February 2020:

Name	RSUs Granted
Thomas E. McCormick	11,349
Kenneth M. Dodgen	6,229
John F. Moreno, Jr	5,742
John M. Perisich	7,486
David L. King	14,115

Other Compensation Items

  Stock Ownership Guidelines

        In August 2019, our Nominating and Corporate Governance Committee established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers' interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Name	Guideline
Chief Executive Officer	3x base salary
Chief Financial Officer	2x base salary
Chief Operating Officer	2x base salary
Chief Legal Officer	2x base salary
Other Executive Officers	2x base salary

        Officers will have five years from adoption of these stock ownership guidelines or five years from the date of hiring or promotion to acquire the shares needed to meet the stock ownership guidelines. The Company's Secretary will evaluate compliance on an annual basis, as of April 30 of each year, and not on a running basis. If an officer achieves compliance with these stock ownership guidelines as of April 30 of any year, the officer will not be deemed to have failed to comply with these guidelines as of April 30 of any future year as a result of a decline in the Company's stock price if the officer has not sold any shares. The Secretary will provide a compliance report to the Nominating an Governance Committee prior to the annual election of executive officers.

        The following are used in determining stock ownership for purposes of these guidelines:

  •
  shares owned separately by the officer or owned either jointly with, or separately by, his or her immediate family members residing in the same household;

  •
  shares held in trust for the benefit of the officer or his immediate family members;

  •
  shares purchased on the open market;

  •
  shares purchased or awarded through the Company's Long-term Retention Plan;

  •
  vested and unvested time-based restricted stock or restricted stock units; and

  •
  dividend equivalent shares.

  Anti-Hedging Policy

        The Company prohibits directors and executive officers from entering into speculative transactions in Primoris securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual's interests with those of our stockholders

  Pay Recoupment (Clawback) Policy

        We employ the following clawback policy that applies to NEOs. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any payment in settlement of an award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. The Board has sole discretion to make any and all decisions under this policy.

        The SEC has proposed new rules that could affect the Company's clawback policies. When the rules are finalized, the Company will update its policies to be in compliance with such rules.

  Risk Assessment

        The Compensation Committee considered the risks associated with the Company's compensation policies and practices for executive officers and determined that it did not identify any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the following considerations:

  •
  The Compensation Committee structures compensation at the senior management level to consist of both fixed and variable compensation. The base salaries of senior management are typically set at market levels and are designed to provide a steady income so that senior management does not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation are generally designed to reward both short-term and long-term performance as measured under several financial and operational performance metrics. Additionally, RSUs generally vest over three years in equal annual installments, which the Compensation Committee believes encourages senior management to focus on sustained stock appreciation and promotes retention. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage of overall compensation to motivate short-term and long-term results, while the fixed element is also sufficient such that senior management is not encouraged to take unnecessary or excessive risks in doing so.

  •
  The Compensation Committee believes the financial and operational performance measures for determining cash and equity awards earned under our ICP are aligned with the Company's short-term and long-term operating and strategic plans and that the targets for those measures are set at appropriate levels that do not encourage unnecessary or excessive risk taking.

  •
  The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider the Company's long-term interests because a meaningful portion of their personal investment portfolio consists of the Company's Common Stock.

  •
  Individual awards are capped under our ICP, which the Compensation Committee believes mitigates excessive risk taking.

  •
  The Company has a clawback policy that allows us to recover certain incentive compensation from executive officers and other senior management for the achievement of certain Company financial results that were subsequently subject to a restatement.

  Tax Matters

        Generally, Internal Revenue Code Section 162(m) limits a tax deduction to public companies for compensation of each "covered employee" to $1 million in any one year. Amendments to Section 162(m) for the Tax Cuts and Jobs Act of 2017 ("Tax Act") became effective in tax years beginning on or after January 1, 2018. As amended, Section 162(m) no longer allows performance-based compensation to be exempt from the deduction limitation. Further, for tax years beginning on or after January 1, 2018, the deduction limitation applies to compensation of a public company's CEO, CFO and each of the next three highest compensated executive officers. Beginning in 2017, an employee who becomes a covered employee will remain a covered employee until separation from the Company. The Company structured the 2013 Equity Plan with the intention that certain performance awards made under the plan would qualify for tax deductibility. As a result of changes within the Tax Act, the performance awards are now subject to the deduction limitation along with other compensation.

Employment Agreements for Named Executive Officers

        At the time of his selection as CEO, effective November 4, 2019, the Company entered into a five year employment agreement with Thomas E. McCormick, setting out his annual base salary, plus a performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee's share of the premium for COBRA medical benefits, and accelerated vesting of any RSUs.

        At the time of his hire as Chief Operating Officer, effective April 1, 2019, the Company entered into a five year employment agreement with John F. Moreno, Jr., setting out his annual base salary, issuance of RSUs plus a performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee's share of the premium for COBRA medical benefits, and accelerated vesting of any RSUs.

        The Company has also entered into a five-year employment agreement with all of its other NEOs. The agreements set out annual base salary plus a performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee's share of the premium for COBRA medical benefits, and accelerated vesting of any RSUs.

        All of the employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to us and our subsidiaries and generally prohibit them, during the employment term and for two years thereafter, from soliciting or hiring our employees or our subsidiary employees and from using our confidential information to divert any customer business from us, or to otherwise alter the manner in which a customer does business with us.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Stephen C. Cook (Chairman)
Peter C. Brown
Robert A. Tinstman
Thomas E. Tucker

Compensation Tables

        Summary Compensation Table.    The following table and accompanying notes provide summary information with respect to total compensation earned or paid by us or our subsidiaries to our NEOs.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Thomas E. McCormick(6)	2019	$593,850	$100,212	$—	$469,189	$42,551	$1,205,802
President and Chief	2018	559,834	679,903	—	—	99,161	1,338,898
Executive Officer	2017	539,134	659,378	—	—	56,376	1,254,888
Kenneth M. Dodgen	2019	$393,173	$51,604	$—	$260,936	$38,112	$743,825
Executive Vice President,	2018	320,193	300,000	150,000	—	45,580	815,773
Chief Financial Officer
John F. Moreno, Jr.(7)	2019	$338,463	$63,461	$500,000	$224,626	$20,650	$1,147,200
Executive Vice President,
Chief Operating Officer
John M. Perisich	2019	$461,568	$69,235	$—	$306,327	$36,532	$873,662
Executive Vice President,	2018	447,869	400,000	370,011	—	65,243	1,283,123
Chief Legal Officer	2017	431,307	400,000	—	—	43,135	874,442
David L. King(8)	2019	$719,305	$94,409	$—	$613,773	$90,289	$1,517,776
Former Chief Executive	2018	712,743	846,833	—	—	127,532	1,687,208
Officer	2017	699,754	984,975	—	—	80,931	1,765,660

(1)
Salary includes all regular wages paid to the NEO and any amount that was voluntarily deferred by the NEO pursuant to our 401(k) Plan.

(2)
As discussed in the preceding section, "Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Annual Bonuses", the Company changed its bonus program for NEOs in 2019. Bonus amounts shown in this column for 2019 represents the discretionary cash awards earned under the Company's ICP. Bonus amounts shown in this column for 2018 and 2017 include any bonus amount earned in the respective year and deferred to the following year under the Company's LTR Plan. Participants in the LTR Plan must defer 50% of the annual award. Except in case of death, disability, retirement, involuntary separation from service, or approval by a special LTR Plan committee, the deferred compensation amount is paid to the participant only if employed by the Company on the bonus payment date the following year.

(3)
The amount shown in this column represents the aggregate grant date fair value of the Units granted by our Board of Directors computed in accordance with FASB ASC Topic 718. The fair value on the grant date for Mr. Dodgen's Units was $24.35 per share. The fair value on the grant date for Mr. Perisich's Units was $25.64 per share. The fair value on the grant date for Mr. Moreno's Units was $20.68 per share. The fair value was based on the market closing price of our stock one day prior to the grant date. This amount reflects our accounting expense to be recognized over the vesting period of the Units awarded, and do not correspond to the actual value that will be recognized by the NEO.

(4)
Amounts shown in this column reflect the measurable cash awards earned under the Company's ICP, which is discussed in further detail in the preceding section "Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Annual Bonuses".

(5)
All other compensation for the NEOs includes the following:

	Year	Auto Allowance	Personal Use of Company Airplane(a)	Company Paid Portion of Health Care Benefits	Company Paid Contributions to Employee 401(k) savings account	Discount on Security Purchases(b)	Dividend Equivalent Units(c)	Total Other Compensation
Thomas E. McCormick	2019	$12,000	$3,207	$13,332	$11,200	$—	$2,812	$42,551
	2018	12,000	1,594	9,983	11,000	54,835	9,749	99,161
	2017	12,000	2,607	9,983	10,800	17,062	3,924	56,376
Kenneth M. Dodgen	2019	$10,800	$1,319	$13,332	$11,111	$—	$1,550	$38,112
	2018	10,800	—	9,983	—	24,197	600	45,580
John F. Moreno, Jr.	2019	$9,000	$150	$7,654	$3,846	$—	$—	$20,650
John M. Perisich	2019	$12,000	$—	$13,332	$11,200	$—	$—	$36,532
	2018	12,000	—	9,983	11,000	32,260	—	65,243
	2017	12,000	—	9,983	10,800	10,352	—	43,135
David L. King	2019	$12,000	$46,192	$8,880	$11,200	$—	$12,017	$90,289
	2018	12,000	17,598	6,749	11,000	68,307	11,878	127,532
	2017	12,000	14,839	6,749	10,800	25,486	11,057	80,931

(a)
The Company determined the value of personal use of the Company aircraft for non-business travel based on a multiple of the SIFL rates.

(b)
All of the NEOs participated in the LTR Plan in 2018 and 2017, and had the ability to purchase Company Stock at a 25% discount to the market price using up to one sixth of the participant's current year earned bonus amount. Each of the NEOs purchased the maximum number of shares allowed under the terms of the LTR Plan. For 2018 participants, the discounted price was $15.81 per share based on the average closing price of the shares in December 2018. For 2017 participants, the discounted price was $20.87 per share based on the average closing price of the shares in December 2017. The amounts shown in this column represent the difference between the discounted purchase price and the market price on the date that the executive was issued the shares.

(c)
Messrs. McCormick, Dodgen, and King each accrue "Dividend Equivalent Units" (as defined in the 2013 Equity Plan) on their vested Units. The amounts shown in this column represent the value of the Dividend Equivalent Units.
(6)
Mr. McCormick was promoted to President and Chief Executive Officer on November 4, 2019, and as such, became our principal executive officer.

(7)
Effective April 1, 2019, Mr. Moreno was appointed Chief Operating Officer and entered into a five-year employment agreement.

(8)
Mr. King retired from his position as Chief Executive Officer effective November 4, 2019.

Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, Options Exercised and Stock Grants Vested

        The following table sets forth the individual grants of plan-based awards to our NEOs during 2019.

  Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units(2)
						Grant Date Fair Value of Stock Awards(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas E. McCormick	N/A	139,184	487,142	835,101
Kenneth M. Dodgen	N/A	77,406	270,921	464,436
John F. Moreno, Jr.	N/A 4/1/2019	66,635	233,221	399,808	24,178	$500,000
John M. Perisich	N/A	90,871	318,049	545,227		—
David L. King	N/A	182,074	637,259	1,092,444

(1)
The threshold, target and maximum amounts in these columns show the range of payouts targeted for 2019 for measurable performance under the ICP , which is discussed in further detail in "Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Annual Bonuses".

(2)
The Unit awards reported in this column and the "Grant Date Fair Value of Stock Awards" column represent long-term equity incentive awards granted by the Board of Directors under the 2013 Equity Plan. Excluded from this table are the Dividend Equivalent Units provided for under the RSU Agreement grant. These equity awards are disclosed in the All Other Compensation column of the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

(3)
The amount shown in this column represents the aggregate grant date fair value of the Units granted by our Board of Directors computed in accordance with FASB ASC Topic 718.

  Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Kenneth M. Dodgen(2)	7,442	$165,510
John F. Moreno, Jr.(3)	24,178	537,719
John M. Perisich(4)	14,431	320,945

(1)
Market value is calculated by multiplying the number of Units that have not vested by the closing market price of our Common Stock on December 31, 2019, which was $22.24 per share.

(2)
On May 22, 2017, the Board granted 10,000 Units to Mr. Dodgen. Such Units vest in three equal installments on each of the first through third anniversaries of May 22, 2017. On October 3, 2018, the Board granted 6,161 Units to Mr. Dodgen. Such Units vest in three equal installments on each of the first through third anniversaries of October 3, 2018.

(3)
On April 1, 2019, the Board granted 24,178 Units to Mr. Moreno. Such Units vest 100% on April 1, 2022.

(4)
On August 13, 2018, the Board granted 14,431 Units to Mr. Perisich. Such Units vest 100% on August 13, 2021.

  Stock Vested in 2019

        The following table sets forth the number and value of stock awards that vested for the NEOs during 2019.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Thomas E. McCormick	46,161	$1,012,772
Kenneth M. Dodgen	3,333	66,793

(1)
Amounts shown reflect the market value of the shares as of the vesting date. Vested shares will be settled in stock or cash on the earlier of (i) six months following termination of the executive; (ii) the date the executive leaves due to death or disability; (iii) the date of a change in control of the Company; or (iv) the date the executive's shares become fully vested.

Potential Payments Upon Termination

        The Company has an employment agreement with Messrs. McCormick, Dodgen, Moreno, and Perisich, and it had an employment agreement with Mr. King, who retired from his position as Chief Executive Officer effective November 4, 2019. The terms of the employment agreements provide that we must pay certain severance benefits in the event the NEO is terminated by us for any reason other than for "cause", including salary continuation for a twelve month period.

        The following table shows amounts that would be payable to each of the following NEOs under the scenario that the executive is terminated without cause or leaves due to death or disability. The table assumes that the terminating event occurred on December 31, 2019, and the NEO returned an executed release of claims (other than if leaving due to death), on which these termination payments are conditioned.

	Base Salary(1)	Equity(2)	Bonus(3)	Health Care Benefits(4)	Accrued Vacation(5)	Total
Thomas E. McCormick	$625,000	$—	$1,746,202	$22,780	$36,058	$2,430,039
Kenneth M. Dodgen	408,750	165,510	865,513	22,780	23,582	1,485,934
John F. Moreno, Jr.	500,000	537,719	875,000	20,928	28,846	1,962,493
John M. Perisich	467,857	320,945	1,018,750	22,780	26,992	1,857,324

(1)
Calculated as a lump sum payment equal to one year's base salary.

(2)
Represents accelerated vesting, as of December 31, 2019, of Units granted under the terms of the RSU Agreement. The value is based on the closing price of our Common Stock at December 31, 2019. Other than the Units granted under the RSU Agreements, there have been no stock options or other stock compensation granted to any NEO.

(3)
In the event of termination without cause, or by death or disability, calculated as a lump sum payment equal to the bonus amount that would have been paid for the calendar year. As discussed in "Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Annual Bonuses", the Company changed its bonus program for NEOs in 2019. For the NEOs that moved from the Company's LTR Plan to the new ICP, the amount in this column includes any deferred amounts in accordance with the terms of the LTR Plan.

(4)
In the event of the executive's termination without cause or disability, he is entitled to up to one year of healthcare benefits. The amount reflects both the employee and employer portion of health care premium costs.

(5)
Each executive is allowed an accrual of up to three weeks of vacation. For purposes of this table, it was assumed that the full three weeks would be paid upon termination.

Pay Ratio Disclosure

        We are providing the following information to comply with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. For 2019, our last completed fiscal year, we determined the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee. We are using the same median employee for our 2019 pay ratio as we used for 2017. In this regard, we do not reasonably believe there have been changes in our employee population or compensation that would significantly change our pay ratio. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO's and median employee's annual total compensation were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table. Since we transitioned CEOs during 2019, we chose to combine the total annual compensation for Mr. McCormick and Mr. King to calculate the ratio.

        After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $68,382. Mr. McCormick's and Mr. King's combined compensation as disclosed in the Summary Compensation Table was $2,723,578. Based on this information, the ratio of compensation for our CEO to the median employee for 2019 was 40:1. The 2019 CEO compensation and pay ratio was temporarily inflated by combining Mr. McCormick's and Mr. King's 2019 compensation. We do not expect this to repeat in 2020. This ratio is specific to our Company and may not be comparable to any ratio disclosed by another company.

Retirement Plans

        We sponsor multiple defined contribution plans for eligible employees not covered by collective bargaining agreements. Our plans include various features such as voluntary employee pre-tax and Roth-based contributions and matching contributions made by us. The plans do not provide any benefits for any executives other than those provided to all employees.

2013 Equity Incentive Plan

        Background.    In May 2013, the stockholders approved and the Company adopted the 2013 Equity Plan.

        The principal purpose of our 2013 Equity Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries. In addition to awards made to officers, employees or consultants, the 2013 Equity Plan permits us to grant options or other equity securities to our Directors.

        The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants, and rights, or upon settlement of RSUs, all as part of the Company's 2013 Equity Plan as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights under equity plan(1)	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	232,919	$—	1,450,078
Equity compensation plans not approved by security holders	—	—	—
Total	232,919	$—	1,450,078

(1)
Equity awards listed represent Units and Dividend Equivalents awarded through the RSU Agreements under the 2013 Equity Plan.

STOCKHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING

        The rules of the SEC establish the eligibility requirements and the procedures that must be followed for inclusion of a stockholder's proposal in a public company's proxy materials. Under those rules, proposals submitted for inclusion in our 2021 proxy materials must be received on or before the close of business on November 26, 2020. Proposals for inclusion in our 2021 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Our Amended and Restated Bylaws ("Bylaws") provide that in order for a proposal to be properly brought before an Annual Meeting of Stockholders, it must be either: (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder's notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's Annual Meeting. If the date of the subsequent year's Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year's meeting, notice by the stockholder for the subsequent year's Annual Meeting must be delivered to our Secretary within a "reasonable time" prior to our mailing of the proxy materials for the subsequent year's Annual Meeting of Stockholders. To be properly brought before the 2021 Annual Meeting, notice must be received no later than February 9, 2021.

        Any stockholder who intends to present a proposal at the 2021 Annual Meeting of Stockholders must send notice, with all required information, via standard mail, overnight delivery or other courier service, to Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, Attention: Secretary.

        The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201.

        The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, by using the criteria stated above and discussed on page 13 in the section entitled "Selection of Board Nominees". All Directors and Director nominees will be required to submit a completed directors' and officers' questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the process may also include interviews and additional background and reference checks for non-incumbent nominees.

 OTHER MATTERS

        We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the 2020 Annual Meeting. The person(s) named in your proxy will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

        SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary.

        Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to the Company at Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, Attention: Investor Relations, or by contacting us at (214) 740-5600. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to the above address. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC is available without charge upon written request to:

Primoris Services Corporation
2300 N. Field Street, Suite 1900
Dallas, Texas 75201
Attention: Investor Relations

        Any stockholder or stockholder's representative, who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from us by contacting Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, or at (214) 740-5600. To provide us with sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 24, 2020.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

John M. Perisich
 Executive Vice President, Chief Legal Officer and Secretary

PRIMORIS SERVICES CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David L. King as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of March 20, 2020, which the undersigned may be entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on Friday, May 1, 2020, at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof. IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (mark the corresponding box on the reverse side) FOLD AND DETACH HERE The Board of Directors recommends a vote “FOR” all proposals. Proposal 1— Election of Directors—The Board recommends a vote “FOR” each listed nominee as a Director for a one-year term expiring in 2021: Nominees: 01—Stephen C. Cook FOR WITHHOLD 02—David L. King FOR WITHHOLD 03—Carla S. Mashinski FOR  FOR  FOR  FOR AGAINST WITHHOLD  WITHHOLD  WITHHOLD  WITHHOLD ABSTAIN 04—Thomas E. McCormick 05—John P. Schauerman 06—Robert A. Tinstman FOR Proposal 2— To provide a non-binding advisory vote approving the Company’s executive compensation program FOR AGAINST ABSTAIN Proposal 3— Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2020 — The Board recommends a vote “FOR” the ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted FOR all the nominees listed in Proposal 1, FOR on Proposal 2, and FOR on Proposal 3. In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please Mark Here for Address Change or Comments – SEE REVERSE SIDE Signature: Date: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY PRIMORIS SERVICES CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David L. King as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of March 20, 2020, which the undersigned may be entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on Friday, May 1, 2020, at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof. IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (mark the corresponding box on the reverse side)